[LOGO] VIALOG

AT THE COMPANY:           AT THE FINANCIAL RELATIONS BOARD:
MICHAEL E. SAVAGE         MARILYN WINDSOR    DOUG BRODERICK     TIM GRACE
CHIEF FINANCIAL OFFICER   GENERAL INQUIRIES  ANALYST INQUIRIES  MEDIA INQUIRIES
(781) 761-6200            (312) 640-6692     (312) 274-2266     (312) 274-2240


FOR IMMEDIATE RELEASE
THURSDAY, NOVEMBER 9, 2000

               VIALOG REPORTS RECORD RESULTS FOR THIRD QUARTER,
                            FIRST NINE MONTHS OF 2000

            DOUBLE-DIGIT REVENUE GROWTH FOR QUARTER, NINE MONTHS;
           GROSS MARGINS REACH ALL-TIME HIGHS; TAKES DEBT REFINANCING
               WRITEOFF IN ADVANCE OF ACQUISITION BY GENESYS S.A.

HIGHLIGHTS:

o   Q3 GROSS MARGIN REACHES RECORD LEVEL 58.0%
o   NET CASH INCOME PER SHARE $0.13 FOR Q3, $0.56 FOR FIRST NINE MONTHS OF 2000
o   READY-TO-MEET NOW $7 MILLION ANNUAL RUN RATE
o   Q3 WEBCONFERENCING.COM REVENUES DOUBLE Q2
o   GENESYS S.A. ACQUISITION ON SCHEDULE


                 SUMMARY OF CONSOLIDATED OPERATIONS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                               THREE MONTHS ENDED         NINE MONTHS ENDED
                                  SEPTEMBER 30,             SEPTEMBER 30,
                             ---------------------     ---------------------
                               2000         1999         2000         1999
                             --------     --------     --------     --------

NET REVENUES                 $ 19,165     $ 17,002     $ 57,787     $ 50,915
OPERATING INCOME             $     38     $    963     $  5,116     $    798
NET LOSS                     $ (3,731)    $ (2,478)    $ (6,009)    $ (9,403)
DILUTED EPS                  $  (0.39)    $  (0.28)    $  (0.64)    $  (1.23)
EBITDA                       $  4,170 *   $  3,068     $ 13,947 *   $ 10,803 **
NET CASH INCOME              $  1,213     $    418     $  5,245     $  2,976
NET CASH INCOME PER SHARE    $   0.13     $   0.05     $   0.56     $   0.39

 * EXCLUDES $1.7 MILLION WRITEOFF OF DEBT REFINANCING COSTS
** EXCLUDES $4.2 MILLION RESTRUCTURING AND SEVERANCE CHARGES

BEDFORD, MASS., NOVEMBER 9, 2000--VIALOG CORPORATION (AMEX: VX), a leading provider of audio, video and Internet conferencing services, today announced record results for the third quarter and nine months ended September 30, 2000. Revenue growth, increased customer use of new products and enhanced gross margins generated the record performance.

INCREASED REVENUES, EXPANDED GROSS MARGIN DRIVE THIRD-QUARTER RESULTS
Net revenues increased 12.7 percent to a third-quarter record $19.2 million from $17.0 million in last year's third quarter. Continued penetration of the existing customer base coupled with strong demand for the company's Ready-to-Meet virtual conference room and WebConferencing.com Internet portal site produced double-digit revenue growth during a traditionally soft quarter.

Gross margin reached a record level 58.0 percent compared with 56.2 percent in this year's second quarter and 51.2 percent in the comparable quarter last year. This was Vialog's fourth consecutive improvement in quarter-to-quarter gross margin. The improvement was primarily attributable to new long-distance contracts that decreased the company's long distance rates and the call-center consolidations completed in December 1999, as well as the growth of Ready-to-Meet which, as an automated service, carries higher margins than the company's more traditional businesses.

The operating margin expanded to 9.1 percent from 5.7 percent in the comparable period in 1999. The 2000 third-quarter operating margin excludes a $1.7 million writeoff of costs relating to the Company's exchange offer for its senior notes, which was discontinued because of Vialog's pending acquisition by Genesys S.A. (Genesys Conferencing). Utilizing Genesys Conferencing's banking relationships, commitments have been received to refinance Vialog's outstanding debt.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $4.2 million, a 35.9 percent increase from $3.1 million for the comparable period last year. EBITDA for the 2000 quarter excludes the debt refinancing cost writeoff. Net cash income, defined as net income (loss) excluding depreciation, amortization of goodwill and intangibles, non-cash interest expense and the debt refinancing cost writeoff, was $1.2 million, or $0.13 per share, compared with $418,000, or $0.05 per share, in the year-ago period. The net loss, which includes the debt refinancing writeoff, was $3.7 million, or $0.39 per diluted share, compared with a net loss of $2.5 million, or $0.28 per diluted share in last year's third quarter.

NEW PRODUCTS DELIVER RESULTS
"We're pleased with our record results this quarter," said Kim Mayyasi, Vialog's president and chief executive officer. "Ready-to-Meet's growth has been exceptional. It now has a $7 million annual revenue run rate, up from $5 million at the end of the second quarter and $2.5 million at the end of the first quarter. More impressive is the gross margin on this highly automated business. This high-growth, high-margin business is now 10 percent of our monthly revenues.

"WebConferencing.com, introduced late last year, also is experiencing good growth. Its quarterly revenue was approximately $800,000, almost double the second quarter," Mayyasi added.

According to Mayyasi, since the beginning of the year, Vialog has added over 180 additional Fortune 2500 companies to its customer list. Genuity, Firestone/Bridgestone, John Hancock, Fingerhut, Ocean Spray, Navistar International, Safeco Insurance, Janus Financial Services and Dial Corporation were added in the third quarter. "We have penetrated 30 percent of our targeted Fortune 2500 market," he said.

NINE-MONTH RESULTS ALSO SET RECORDS
For the first nine months of 2000, revenues increased 13.5 percent to $57.8 million from $50.9 million in the 1999 period. Gross margin improved to 56.5 percent from 52.5 percent and the operating margin was 11.8 percent compared with 9.8 percent. The 2000 operating margin excludes the $1.7 million writeoff of debt refinancing costs and the 1999 operating margin excludes $4.2 million in restructuring and severance charges. EBITDA, excluding the charges mentioned above, was $13.9 million versus $10.8 million for the comparable period last year, a 29.1 percent increase. Net cash income was $5.2 million, or $0.56 per share, compared with $3.0 million, or $0.39 per share, in the year-ago period. The net loss was $6.0 million, or $0.64 per diluted share, compared with a loss of $9.4 million, or $1.23 per diluted share, including the non-recurring charges.

GENESYS CONFERENCING ACQUISITION PROCEEDING
On October 1, 2000, Vialog reached an agreement to be acquired by Genesys Conferencing, the largest independent global conferencing company. Mayyasi confirmed that the acquisition is proceeding according to schedule and is expected to close during the first quarter of 2001. The acquisition, which will create the world's largest independent conferencing specialist, is subject to, among other things, antitrust clearance, the approval of Vialog's shareholders, the approval of the issuance of new Genesys Conferencing shares by Genesys Conferencing's shareholders, and the listing of Genesys Conferencing's American Depositary Shares (ADSs) on the Nasdaq stock market. At the time of the agreement, the transaction was valued at approximately $241 million, or $13.26 per Vialog share plus approximately $90 million in Vialog debt. The final price of the transaction is dependent upon the price of Genesys Conferencing's stock at the time of closing. However, a price collar mechanism is included in the agreement, which provides price protection.

"We are extremely excited about the strategic benefits of the proposed acquisition. With the combined capability of Genesys Conferencing and Vialog, we will remain on the leading edge of teleconferencing and web-based products and services," Mayyasi stated.

THIRD-QUARTER CONFERENCE CALL
The company will hold a conference call to discuss the third-quarter results on Friday, November 10, at 10:00 a.m. EST. To hear the company's conference call, please log on to www.vialog.com and follow the instructions. A replay will be available on the same site.

ABOUT VIALOG
Vialog is a leading provider of teleconferencing and messaging services, including audioconferencing, videoconferencing, web conferencing, voicemail broadcast, e-mail broadcast and fax broadcast. Vialog helps its more than 6,000 corporate customers communicate more professionally, efficiently and effectively by delivering superior customer service and an extensive range of enhanced and customized conferencing solutions. Vialog's common stock (symbol: VX) is quoted on AMEX. For more information, visit Vialog.com for direct, online access to Vialog's conferencing and messaging services.

            FOR FURTHER INFORMATION REGARDING VIALOG FREE OF CHARGE, VIA FAX DIAL 1-800-PRO-INFO AND USE THE COMPANY CODE VX. OR VISIT THE VIALOG CORPORATION WEBSITE AT WWW.VIALOG.COM
                                                       --------------

  TO SCHEDULE ANY OF VIALOG'S SERVICES ONLINE, GO TO WWW.WEBCONFERENCING.COM

                             TABLES TO FOLLOW . . .

                               VIALOG CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                FOR THE PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                    THREE MONTHS ENDED               NINE MONTHS ENDED
                                                       SEPTEMBER 30,                   SEPTEMBER 30,
                                               -----------------------------------------------------------
                                                   2000            1999            2000            1999
                                               -----------     -----------     -----------     -----------
Net revenues                                   $    19,165     $    17,002     $    57,787     $    50,915
Cost of revenues, excluding depreciation             8,054           8,306          25,144          24,190
Selling, general and administrative expense          8,651           5,628          20,406          17,111
Depreciation expense                                 1,375           1,106           3,963           3,006
Amortization of goodwill and intangibles             1,047             999           3,158           2,828
Non-recurring charge                                  --              --              --             2,982
                                               -----------     -----------     -----------     -----------
     Operating income                                   38             963           5,116             798

Interest expense, net                               (3,569)         (3,391)        (10,600)        (10,101)
                                               -----------     -----------     -----------     -----------

     Loss before income tax expense                 (3,531)         (2,428)         (5,484)         (9,303)

Income tax expense                                    (200)            (50)           (525)           (100)
                                               -----------     -----------     -----------     -----------

    Net loss                                   $    (3,731)    $    (2,478)    $    (6,009)    $    (9,403)
                                               ===========     ===========     ===========     ===========

Loss per common share--basic and diluted       $     (0.39)    $     (0.28)    $     (0.64)    $     (1.23)
                                               ===========     ===========     ===========     ===========

Weighted average common shares outstanding       9,496,301       8,739,225       9,341,200       7,627,620
                                               ===========     ===========     ===========     ===========

EBITDA*                                        $     2,460     $     3,068     $    12,237     $     7,487
                                               ===========     ===========     ===========     ===========

Net cash income**                              $     1,213     $       418     $     5,245     $     2,976
                                               ===========     ===========     ===========     ===========

Net cash income per share--diluted             $      0.13     $      0.05     $      0.56     $      0.39
                                               ===========     ===========     ===========     ===========

* Includes $1.7 million writeoff of debt refinancing costs for three and nine months ended September 30, 2000. Includes $4.2 million restructuring and severances charges for the nine months ended September 30, 1999

** Net cash income is net income (loss) excluding depreciation, amortization of goodwill and intangibles, non-cash interest expense and the writeoff of debt refinancing costs

                               VIALOG CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                 AS OF SEPTEMBER 30, 2000 AND DECEMBER 31, 1999
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                 SEPTEMBER 30,     DECEMBER 31,
                                                     2000              1999
                                                 -------------    -------------
                                                  (UNAUDITED)

                       ASSETS

Current assets:
   Cash and cash equivalents                     $       1,709    $         547
   Accounts receivable, net                             18,310           11,637
   Prepaid expenses and other current assets               839              745
                                                 -------------    -------------
      Total current assets                              20,858           12,929

Property and equipment, net                             20,295           17,814
Deferred debt issuance costs                             2,335            3,801
Goodwill and intangible assets, net                     61,014           64,094
Other assets                                             1,083              583
                                                 -------------    -------------
      Total assets                               $     105,585    $      99,221
                                                 =============    =============


        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Debt--current                                 $       9,254    $       7,102
   Accounts payable and accrued expenses                18,806            9,750
                                                 -------------    -------------
      Total current liabilities                         28,060           16,852

Long-term debt, less current portion                    76,658           75,827
Other long-term liabilities                              1,251            1,499

Total stockholders' equity (deficit)                      (384)           5,043
                                                 -------------    -------------

Total liabilities and stockholders' equity       $     105,585    $      99,221
                                                 =============    =============

US SEC FILINGS

Genesys Conferencing plans to file a Registration Statement on Form F-4 with the US SEC in connection with the Vialog transaction. The Form F-4 will contain an exchange offer prospectus, a proxy statement for Vialog's special meeting and other documents. Vialog plans to mail the proxy statement/prospectus contained in the Form F-4 to its stockholders. The Form F-4 and proxy statement/prospectus will contain important information about Genesys Conferencing, Vialog, the Vialog transaction and related matters. Investors and stockholders should read the proxy statement/prospectus and the other documents filed with the US SEC in connection with the Vialog transaction carefully before they make any decision with respect to the Vialog transaction. A copy of the merger agreement with respect to the Vialog transaction has been filed by Vialog as an exhibit to its Form 8-K dated October 2, 2000. The Form F-4, the proxy statement/prospectus, the Form 8-K and all other documents filed with the US SEC in connection with the transaction will be available when filed free of charge at the US SEC's web site at www.sec.gov. In addition, the proxy statement/prospectus, the Form 8-K and all other documents filed with the US SEC in connection with the Vialog transaction will be made available to investors free of charge by calling or writing to:


Genesys S.A.
Pierre Schwich
4 Rue Jules Ferry, BP 1145
34008 Montpellier, Cedex 1, France
Phone:  33 4 67062755
Email:  pierre.schwich@genesys.com


Vialog Corporation
Michael E. Savage
32 Crosby Drive
Bedford, MA  01730
Phone:  781-761-6200
Email:  msavage@vialog.com

In addition to the Form F-4, the proxy statement/prospectus and the other documents filed with the US SEC in connection with the Vialog transaction, Vialog is obligated to file annual, quarterly and special reports, proxy statements and other information with the US SEC. You may read and copy any reports, statements and other information filed with the US SEC at the US SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the other public reference rooms in New York, New York and Chicago, Illinois. Please call the US SEC at 1-800-SEC-0330 for further information on public reference rooms. Filings with the US SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the US SEC at http//www.sec.gov.

SOLICITATION OF PROXIES; INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

The identity of the people who, under SEC rules, may be considered "participants in the solicitation" of Vialog stockholders in connection with the proposed merger, and a description of their interests, is available in an SEC filing on
Schedule 14A made by Vialog on October 2, 2000.

FORWARD-LOOKING STATEMENTS

This release contains statements that constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical information or statements of current condition. These statements appear in a number of places in this release and include statements concerning the parties' intent, belief or current expectations regarding future events, including: the growth of Ready-to-Meet revenues, the anticipated timing of the Genesys Conferencing transaction, and the benefits and results of the Genesys Conferencing transaction. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors. Although management of the parties believe that their expectations reflected in the forward looking statements are reasonable based on information currently available to them, they cannot assure you that the expectations will prove to have been correct. Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of the date of this release. The parties undertake no obligation to revise or update any of them to reflect events or circumstances after the date of this release, or to reflect new information or the occurrence of unanticipated events. Readers are referred to Vialog's Annual Report to Stockholders and Genesys Conferencing's and Vialog's other filings with the US SEC for a discussion of these and other important risk factors concerning the parties and their respective operations.